UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 11, 2003
                                                 --------------


                          TEMECULA VALLEY BANCORP INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




           DELAWARE                                          46-0476193
-----------------------------      --------------      ----------------------
 (State or other jurisdiction       (File number)         (I.R.S. Employer
       of incorporation)                                 Identification No.)



27710 Jefferson Avenue,
Suite A100, Temecula, CA                                 92590
---------------------------------------        -------------------------
(Address of principal executive office)               (Zip Code)


Registrant's telephone number, including area code:     (909) 694-9940
                                                   --------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (C)      Exhibits

                      99       Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 11, 2003              TEMECULA VALLEY BANCORP INC.


                                   By:   /S/ Stephen H. Wacknitz
                                        ---------------------------------------
                                        Stephen H. Wacknitz
                                        President and Chief Executive Officer



                                   By:   /S/ DONALD A. PITCHER
                                        ---------------------------------------
                                        DONALD A. PITCHER
                                        Senior Vice President
                                        Chief Financial Officer




                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION                         PAGE NO.
-----------                -----------                         --------

99                         Press Release                           3

                                                                      EXHIBIT 99


        Temecula Valley Bancorp Announces First Quarter Earnings

    TEMECULA, Calif.--(BUSINESS WIRE)--April 11, 2003--Temecula Valley Bancorp (OTCBB:TMCV) announced first quarter earnings of $1,495,279, an increase of 138% over the $629,549 earned for the same period in 2002.
    The return on average assets was 1.78% and the return on average equity was 29.52%, both above bank peer group averages.
    "We are very pleased with our operating results and continue to be optimistic about the remainder of 2003," said Stephen H. Wacknitz, president & CEO.
    As of March 31, 2003, Temecula Valley Bancorp's total assets grew 74% to $358,979,000 compared to $206,573,000 at March 31, 2002. Total gross loans climbed 62% to $292,977,000 compared to $180,794,000 at the same period last year and deposits also increased 75% to $326,262,000 up from $186,304,000 at the end of the first quarter of 2002. Shareholders' equity increased 37% to $21,634,000. The Tier 1 capital ratio increased from 7.96% at March 31, 2002 to 8.30% at March 31, 2003.
    Temecula Valley Bank was established in 1996 and operates full service offices in Temecula, Murrieta, Fallbrook, Escondido and El Cajon. Temecula Valley Bancorp was established in June 2002 and operates as a one-bank holding company for Temecula Valley Bank. As a Preferred Lender (PLP) since 1998, the locally owned and operated bank also has SBA loan production offices in Sherman Oaks, Calif., Fresno, Calif., Chico, Calif., Santa Ana, Calif., Bellevue, Wash., Raleigh, N.C., Greenville, S.C., Knoxville, Tenn., Tampa/St. Petersburg Fla., Coral Springs, Fla., Jacksonville, Fla., Atlanta, and Bethesda, Md. The Bancorp's common stock is traded over the counter with the stock symbol TMCV.OB and the bank's Internet Web site can be reached at www.temvalbank.com.

    Statements concerning future performance, developments or events concerning expectations for growth and market forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, the effect of interest rate changes, the ability to control costs and expenses, the impact of consolidation in the banking industry, financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings.


                       TEMECULA VALLEY BANCORP

                            FINANCIAL DATA

                              MARCH 2003


                      MARCH 31      MARCH 31     INCREASE /(DECREASE)
                    -------------------------- -----------------------
                        2003         2002         AMOUNT       PERCENT
                    -------------------------- -----------------------

Total Assets        $358,979,000 $206,573,000  $152,406,000      74%

Total Loans         $292,977,000 $180,794,000  $112,183,000      62%

Total Deposits      $326,262,000 $186,304,000  $139,958,000      75%

Shareholder Equity   $21,634,000  $15,751,000    $5,883,000      37%

Tier One Capital
 Ratio                      8.30%        7.96%

Net Loan Charge-offs
(Recoveries) as an
annualized percent
 of Average Loans          (0.24%)      (0.01%)


                         THREE MONTHS ENDED       INCREASE /(DECREASE)
                                               -----------------------
                              MARCH 31             AMOUNT      PERCENT
                    -------------------------- -----------------------
                         2003         2002
                    --------------------------

Income (Loss) before
 Income Taxes         $2,536,995   $1,053,234    $1,483,761      141%

Provision for
 Income Taxes         $1,041,716     $423,685      $618,031      146%
                    -------------------------- -----------------------

Net Income  (Loss)    $1,495,279     $629,549      $865,730      138%
                    ========================== =======================

Per Share -- Basic         $0.40        $0.17

Per Share -- Diluted       $0.35        $0.15

Annualized Return on
 Average Assets             1.78%        1.31%

Annualized Return on
 Average Equity            29.52%       16.54%

Shares Outstanding
 at end of Period      3,801,111    3,666,616
Average Shares
 Outstanding           3,758,847    3,665,536
Average Shares &
 Equivalents           4,270,378    4,193,764

    CONTACT: Temecula Valley Bank
             Stephen H. Wacknitz, President/CEO, 909/694-9940